UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2005 (January 5, 2005)

AMERICAN TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13114 Evening Creek Drive South, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (858) 679-2114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On January 26, 2005 and March 8, 2005, two holders of warrants issued in connection with the original sale of our Series E Preferred Stock exercised warrants for 7,500 shares and 3,750 shares, respectively, of our common stock at an exercise price of $3.25 per share, for an aggregate exercise price of $36,562.50. The issuance of the common stock upon exercise of the warrants was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The common stock we issued has been registered for resale by the holders under our Registration Statement on Form S-3, File No. 333-105740.

On February 4, 2005 and February 15, 2005, two holders of warrants issued in connection with the original sale of our Series D Preferred Stock exercised warrants for 22,000 shares of our common stock at an exercise price of $3.01 per share, for an aggregate exercise price of $132,440.00. The issuance of the common stock upon exercise of the warrants was exempt from registration under the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The common stock we issued has been registered for resale by the holders under our Registration Statement on Form S-3, File No. 333-99675.

On January 5, 2005, January 18, 2005, March 7, 2005 and March 14, 2005, three holders of warrants issued in connection with the original sale of our 12% Convertible Subordinated Promissory Notes exercised warrants for 10,000 shares, 15,000 shares, 50,000 shares and 15,000 shares of our common stock at an exercise price of $2.00 per share, for an aggregate exercise price of $180,000.00. The issuance of the common stock upon exercise of these warrants was exempt from registration under the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. On February 16, 2005, a holder of a similar warrant for 25,000 shares of our common stock exercisable at the same exercise price of $2.00 per share exercised the warrant using a net exercise provision, resulting in the issuance of 20,425 shares of our common stock to that holder and surrender of the balance of the warrant in payment of the exercise price. The issuance of the common stock upon exercise of these warrants was exempt from registration under the Securities Act by reason of Section 3(a)(9) thereof. The common stock we issued has been registered for resale by the holders under our Registration Statement on Form S-3, File No. 333-99675.

On January 26, 2005, February 11, 2005 and March 7, 2005, four affiliated holders of warrants issued in connection with the original sale of 1,818,180 shares of our common stock in July 2003 exercised warrants for 41,860 shares, 10,360 shares and 129,598 shares of our common stock, each at an exercise price of $6.75 per share, for an aggregate exercise price of $1,227,271.50. The issuance of the common stock upon exercise of these warrants was exempt from registration under the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The common stock we issued has been registered for resale by the holders under our Registration Statement on Form S-3, File No. 333-107635.

On January 24, 2005, a holder of an option to purchase 30,000 shares of common stock issued for consulting services exercised the option in full at an exercise price of $2.75 per share, for an aggregate exercise price of $82,500.00. The issuance of the common stock upon exercise of these warrants was exempt from registration under the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

In each transaction described in this Item 3.02 that was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, (i) no underwriters were involved in the issuance and sale of the securities, (ii) the investors were accredited, (iii) the investors were experienced with transactions of the nature of the subject transaction and had the ability to fend for themselves, (iv) the securities were acquired for investment only and not with a view to or for sale in connection with any distribution thereof, (v) appropriate legends were affixed to the share certificates and other instruments issued in such transactions, and (vi) the sales of these securities were made without general solicitation or advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: March 24, 2005	By:	/s/ MICHAEL A. RUSSELL
Michael A. Russell
Chief Financial Officer